                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Delta Air Lines, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                    (DELTA LOGO)

To Our Shareowners:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2002 Annual Meeting of Shareowners of Delta Air Lines, Inc. The meeting will be held at the Renaissance Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. 20036, on Friday, April 26, 2002 at 10:30 a.m., local time.

The purpose of the meeting is to act on the matters listed in the attached Notice, and to update you on Delta's activities. There will also be an opportunity to discuss matters of interest to you as a shareowner.

If you plan to attend the meeting, please mark the appropriate box on your proxy card, or indicate your intent when prompted by our Internet or telephone voting system. Please note that you will need to show you are a Delta shareowner to attend the meeting. If you are a shareowner of record, please bring the enclosed admission ticket to the meeting. If your shares are held in street name (by a bank or broker, for example), you may ask the record owner for a proxy or bring your most recent account statement to the meeting so we can confirm your ownership of Delta stock. IF YOU DO NOT HAVE AN ADMISSION TICKET OR PROOF THAT YOU OWN DELTA STOCK, YOU MAY NOT BE ADMITTED TO THE MEETING.

If you will need special assistance at the meeting because of a disability, please contact Ms. Suzanne Rolon, Specialist, Investor Relations, at (404) 715-2391 or toll free at (866) 715-2170.

Delta will once again broadcast the annual meeting live online (listen only) at www.delta.com/inside/investors/index.jsp for shareowners unable to attend in person. The replay of the Webcast will be available through May 26, 2002.

We are continuing to offer you the option to receive future annual meeting materials electronically through the Internet. You may sign up by following the instructions on your admission ticket. The Internet provides a simple, convenient way to receive future annual reports and proxy materials, and it is cost-effective for Delta. If you have a computer with Internet access, we hope you will try this electronic distribution method.

Your vote is important. Please sign and return your proxy card in the enclosed envelope, or use our Internet or telephone voting system, so your shares will be voted at the meeting.

                                          Cordially,

                                          /s/ Leo F. Mullin
                                          Leo F. Mullin
                                          Chairman of the Board and
                                          Chief Executive Officer

Atlanta, Georgia
March 25, 2002

                                                    (DELTA LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

PLACE:                 Renaissance Mayflower Hotel, 1127 Connecticut Avenue, N.W.,
                       Washington, D.C. 20036

DATE AND TIME:         Friday, April 26, 2002, 10:30 a.m., local time

ITEMS OF BUSINESS:     1.   to elect nine directors;

                       2.   to ratify the appointment of Deloitte & Touche LLP as
                            Delta's independent auditors for the year ending December
                            31, 2002;

                       3.   to consider and vote on the two shareowner proposals
                            described in the accompanying proxy statement, if those
                            proposals are presented at the meeting; and

                       4.   to transact such other business as may properly come before the meeting.

WHO MAY ATTEND:        Attendance is limited to Delta shareowners or their
                       representatives. To be admitted to the meeting, please present an admission ticket, proof that you own Delta stock, or a proxy from the shareowner of record.

WHO MAY VOTE:          You may vote if you were a shareowner of record of Delta's common stock or Series B ESOP Convertible Preferred Stock at the close of business on February 28, 2002, or if you hold a proxy from a shareowner of record.

LIST OF SHAREOWNERS:   During the ten-day period prior to the meeting, a list of
                       shareowners entitled to vote at the meeting will be available during normal business hours at Delta's Investor Relations
                       Department, 1030 Delta Boulevard, Atlanta, Georgia 30320. The
                       shareowner list will also be available at the meeting.

PROXY VOTING:          Your vote is important. Please vote in one of the following ways:

                       1.   visit the Internet web site listed on your admission ticket;

                       2.   call the toll-free telephone number listed on your admission ticket; or

                       3.   mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

                                          By Order of the Board of Directors,

                                          /s/ Robert S. Harkey
                                          Robert S. Harkey
                                          Senior Vice President-General Counsel
                                          and Secretary

Atlanta, Georgia
March 25, 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Voting Information..........................................     1
Corporate Governance Principles.............................     4
Proposal 1--Election of Directors...........................     6
  Certain Information About Nominees........................     7
  The Board of Directors and Board Committees...............     8
  Compensation of Directors.................................    10
  Compensation Committee Interlocks and Insider
     Participation..........................................    11
Beneficial Ownership of Securities..........................    12
  Beneficial Owners of More Than 5% of Voting Stock.........    12
  Directors, Nominees for Director and Executive Officers...    12
Personnel & Compensation Committee Report on Executive
  Compensation..............................................    14
Executive Compensation......................................    19
  Summary Compensation Table................................    19
  Option Grants in Last Fiscal Year.........................    21
  Aggregated Option Exercises in Last Fiscal Year and FY-End
     Option Values..........................................    21
  Long-Term Incentive Plans--Awards in Last Fiscal Year.....    22
  Retirement Plans and Other Agreements.....................    22
  Stock Performance Graph...................................    26
Audit Committee Report......................................    27
Proposal 2 -- Ratification of the Appointment of Independent
  Auditors..................................................    28
  Fees of Independent Auditors for Year Ended December 31,
     2001...................................................    28
  Information Regarding Change of Independent Auditors......    28
Proposals 3 and 4 -- Shareowner Proposals...................    29
General Information.........................................    31
  Cost of Solicitation......................................    31
  Submission of Shareowner Proposals........................    32
  Section 16 Beneficial Ownership Reporting Compliance......    32
  Extent of Incorporation by Reference of Materials Included
     in or Accompanying This Proxy Statement................    32
Appendix A -- Audit Committee Charter.......................   A-1

                                PROXY STATEMENT

                               VOTING INFORMATION

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Delta Air Lines, Inc., to be voted at Delta's 2002 Annual Meeting of Shareowners. The annual meeting will be held at the Renaissance Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. 20036, on Friday, April 26, 2002, at 10:30 a.m., local time. These proxies may also be voted at any adjournment of the annual meeting. Delta's proxy statement, the enclosed proxy card and the Annual Report to Shareowners are being mailed to shareowners beginning on or about March 25, 2002.

WHEN IS THE RECORD DATE FOR THE MEETING? WHAT CLASSES OF STOCK ARE ELIGIBLE TO VOTE?

February 28, 2002 is the record date for determining the shareowners entitled to notice of and to vote at the annual meeting. On that date, there were outstanding 123,232,371 shares of Delta's common stock and 6,196,800 shares of Delta's Series B ESOP Convertible Preferred Stock ("ESOP Preferred Stock"). The common stock and ESOP Preferred Stock are the only classes of securities entitled to vote at the meeting.

Each outstanding share of common stock entitles its holder to one vote. Each outstanding share of ESOP Preferred Stock entitles its holder to two votes, subject to adjustment in certain circumstances. Holders of the common stock and ESOP Preferred Stock will vote together as a single class on all matters presented at the annual meeting.

WHAT IS THE QUORUM FOR THE MEETING?

A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock and ESOP Preferred Stock that are outstanding and entitled to vote. No business may be conducted at the meeting if a quorum is not present.

HOW MANY VOTES ARE NEEDED TO ACT ON PROPOSALS AT THE MEETING?

A majority of the votes entitled to be cast by the holders of all shares of common stock and ESOP Preferred Stock, voting together as a single class, that are present or represented at the meeting and entitled to vote will be necessary:

        (1) to elect the director-nominees;

        (2) to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002; and

        (3) to approve each of the two shareowner proposals described in this proxy statement.

A vote "withheld" from a director-nominee has the same effect as a vote against that director-nominee. An abstention from voting on any other proposal has the same effect as a vote against that proposal.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

The Board recommends that you vote (1) "FOR" the election of the director-nominees named on page 6 of this proxy statement; (2) "FOR" the ratification of the appointment of

Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002; and (3) "AGAINST" each of the two shareowner proposals described on pages 29-31 of this proxy statement.

HOW MAY I VOTE SHARES REGISTERED IN MY NAME?

You may vote shares registered in your name in person at the meeting or you may submit a proxy before the meeting. To vote by proxy, you may choose one of the following options:

VOTING BY THE INTERNET OR TELEPHONE. You may vote using the Internet or telephone by following the instructions on the admission ticket attached to your proxy card. The Internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures, which comply with Delaware law, enable shareowners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

VOTING BY WRITTEN PROXY CARD. You may vote by signing, dating and returning the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareowner is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signer's full title and provide a certificate or other proof of appointment. Please date all written proxy cards.

HOW ARE PROXIES VOTED?

All properly executed proxies, whether submitted by the Internet, telephone or mail, will be voted at the annual meeting according to the instructions given in the proxy card. The members of Delta's Board of Directors designated to vote the proxies returned pursuant to this solicitation are Edward H. Budd, Gerald Grinstein and Leo F. Mullin.

WHAT IF A PROPERLY EXECUTED PROXY CARD IS RETURNED WITHOUT ANY VOTING INSTRUCTIONS?

If you are a shareowner of record and return a written proxy card without voting instructions, your shares will be voted (1) "FOR" the election of the director-nominees named on page 6 of this proxy statement; (2) "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002; and (3) "AGAINST" each of the two shareowner proposals described on pages 29-31 of this proxy statement.

IF I SUBMIT A PROXY, MAY I STILL VOTE MY SHARES AT THE MEETING?

Submitting a proxy by the Internet, telephone or mail will not limit your right to vote at the annual meeting if you decide to attend the meeting and vote in person.

MAY I REVOKE A PROXY?

You may revoke your proxy prior to the meeting (1) by providing written notice to Delta's Secretary, Robert S. Harkey, at Delta Air Lines, Inc.; Dept. No. 981; Post Office Box 20574; Atlanta, Georgia 30320-6001; or (2) by submitting a later-dated proxy by the Internet, telephone or mail. You may also revoke your proxy by attending the annual meeting and voting in person. Attending the meeting will not, by itself, revoke a proxy.

HOW DO I VOTE MY SHARES HELD IN "STREET NAME"?

If your shares are held in the name of a broker, bank or other record holder, please provide voting instructions to the shareowner of record. You may also obtain a proxy from the shareowner of record permitting you to vote in person at the annual meeting.

IF I HOLD SHARES IN A BROKERAGE ACCOUNT AND DO NOT RETURN VOTING INSTRUCTIONS, WILL MY SHARES BE VOTED?

Under New York Stock Exchange rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who did not provide voting instructions at least fifteen days before the date of the annual meeting. Generally, brokerage firms may vote on proposals to elect directors and to ratify the selection of independent auditors because those proposals are "discretionary" items under NYSE rules. In contrast, brokerage firms may not vote on the shareowner proposals described in this proxy statement because those proposals are "non-discretionary" items. This means that, if your shares are held in a brokerage account and you do not return voting instructions to your broker by the deadline, your shares may be voted on some, but not all, of the proposals described in this proxy statement. "Broker non-votes" will not be considered in determining the number of votes necessary for approving non-discretionary items.

WHAT IS THE DELTA FAMILY-CARE SAVINGS PLAN? HOW IS DELTA STOCK HELD BY THE SAVINGS PLAN VOTED?

The Delta Family-Care Savings Plan ("Savings Plan") is a broad-based plan that allows eligible employees to contribute a portion of their pay to various investment funds, including a fund invested primarily in Delta common stock ("Delta Common Stock Fund"). Delta also makes contributions to the Savings Plan, and a portion of Delta's contributions is invested in ESOP Preferred Stock and common stock ("Preferred Stock Fund"). At December 31, 2001, there were approximately 73,400 participants in the Savings Plan. Fidelity Management Trust Company is the trustee of the Savings Plan.

The Savings Plan provides that shares of ESOP Preferred Stock and common stock will be voted as follows:

PREFERRED STOCK FUND. Shares of ESOP Preferred Stock and common stock allocated to a participant's account in the Preferred Stock Fund ("Allocated Shares") will be voted (1) by the trustee in accordance with the participant's confidential voting instructions; or (2) if no voting instructions are received by the trustee before the specified deadline, by the trustee in its discretion. Shares of ESOP Preferred Stock not yet allocated to any participant's account will be voted by the trustee in proportion to the votes cast on Allocated Shares pursuant to participants' voting instructions.

DELTA COMMON STOCK FUND. Shares of common stock attributable to a participant's account in the Delta Common Stock Fund will be voted (1) by the trustee in accordance with the participant's confidential voting instructions; or (2) if no voting instructions are received by the trustee before the specified deadline, by the trustee in its discretion.

Participants in the Savings Plan will receive from the trustee a Voting Instruction Form which states the deadline for the trustee's receipt of voting instructions from participants.

WHAT IF OTHER BUSINESS IS PRESENTED AT THE MEETING?

Delta has not received proper notice, and is not presently aware, of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting (including, but not limited to, a proposal to adjourn the meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted in accordance with the discretion of the directors designated to vote the proxies.

                        CORPORATE GOVERNANCE PRINCIPLES

Delta's Board of Directors believes that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. Accordingly, the Board has formally adopted corporate governance principles relating to its functions, structure and operations. These principles, which the Board reviews periodically, are set forth below.

BOARD FUNCTIONS

CHIEF EXECUTIVE OFFICER EVALUATION. The Board will evaluate the performance of the Chief Executive Officer at least annually. Each outside (non-management) director will complete an assessment, and the Chief Executive Officer will complete a self-assessment, of the Chief Executive Officer's performance in specified categories such as strategic planning, financial matters and leadership. The outside directors will meet in executive session, with and without the Chief Executive Officer, to discuss these assessments.

The evaluation will be based on objective criteria which shall include, among other factors, corporate performance, development of management, and the accomplishment of annual objectives and long-term strategic goals.

APPROVAL OF MAJOR STRATEGIES AND FINANCIAL OBJECTIVES. Each year the Board will review and approve Delta's one-year business plan, as well as its long-term strategic plan, aircraft fleet plan and financial goals. The Board will regularly monitor Delta's performance with respect to these plans and goals.

BOARD EVALUATION. The Board will annually evaluate the effectiveness of the Board and its committees. Each director will complete a written assessment of the Board's performance in specified categories such as fiduciary oversight; Board governance and process; strategic planning and business decisions; and financial matters. The Board will meet in executive session to discuss these assessments. The purpose of this evaluation is to increase the effectiveness of the Board as a whole, as well as its individual members.

SELECTION OF BOARD MEMBERS. The Board has the responsibility for nominating directors. In nominating a slate of directors, the Board's objective is to select individuals with skills and experience which can be of assistance to management in operating Delta's business. The Board will consider business experience, diversity, skills, international background and other matters which are relevant to this objective. Each director should devote the time and attention necessary to fulfill the obligations of a director.

MANAGEMENT SUCCESSION. The Board will review annually with the Chief Executive Officer management succession planning and development. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to his successor should he be unexpectedly disabled.

EXECUTIVE COMPENSATION. Delta's executive compensation program will be designed and administered with clear and strong linkages to its business strategy and long-term goals, particularly the creation of shareowner value, to develop talented executives and motivate them to work for the long-term advantage of Delta's primary stakeholder groups.

DIRECTOR COMPENSATION. The Board will periodically review director compensation in comparison with companies that are similarly situated to ensure that such compensation is reasonable and competitive.

BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC. The Board believes that management speaks for Delta. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with Delta. However, it is expected that Board members will speak for Delta only with the knowledge of management and, in most instances, at the request of management.

BOARD STRUCTURE

NUMBER OF DIRECTORS. The Board will normally consist of between nine and eleven members, although the Board is willing to increase its size to accommodate the availability of an outstanding candidate.

INDEPENDENCE. A substantial majority of the directors will be outside directors who have no significant financial or personal tie to Delta, other than common stock ownership and entitlement to directors' fees.

BOARD LEADERSHIP. The Board does not have a policy on whether the role of the Chief Executive Officer and the Chairman should be separate. When the Chief Executive Officer holds the position of Chairman of the Board, the Board will consider the election of an outside director to chair the executive sessions of the Board which are not attended by the Chief Executive Officer and to have such other duties as the Board deems appropriate.

COMMITTEES OF THE BOARD. The Board, in consultation with the Chief Executive Officer, will determine the responsibilities and membership of its committees. Each committee, other than the Executive Committee, will consist solely of outside directors. The committee chairman, in consultation with committee members, will determine the frequency and length of the meetings of the committee.

RETIREMENT/RESIGNATION AND TERM LIMITS. No director may stand for reelection after age 72. A director is expected to offer to submit his or her resignation when the director no longer holds the principal occupation he or she held at the time of election to the Board. Directors who are full-time employees of Delta shall resign from the Board coincident with their retirement from full-time employment.

The Board does not believe it should establish term limits for directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into Delta and its operations, and who therefore provide an increasing contribution to the Board.

STOCK OWNERSHIP. Directors are encouraged to own a significant equity interest in Delta within a reasonable period after initial election to the Board. To more closely align the interests of directors and Delta's shareowners, a portion of directors' fees will be paid in the form of common stock.

BOARD OPERATIONS

NUMBER OF MEETINGS. The Board will meet as frequently as needed for directors to discharge properly their responsibilities. Regular meetings of the Board are held four times per year and special meetings are held as required.

CONDUCT OF MEETINGS. Board meetings will be conducted in a manner which ensures open communication, meaningful participation and timely resolution of issues. Whenever feasible, directors will receive materials concerning matters to be acted upon well in advance of the applicable meeting.

EXECUTIVE SESSIONS. The Board will hold executive sessions at least twice a year without the Chief Executive Officer or any other inside directors.

BOARD ACCESS TO SENIOR MANAGEMENT. Board members have complete access to Delta's senior management. It is assumed that Board members will use judgment to be sure that contact with management is not distracting to Delta's business operations and that the Chief Executive Officer is appropriately informed.

SENIOR MANAGEMENT SERVICE ON OUTSIDE BOARDS. Members of senior management should review proposed outside Board memberships with the Corporate Governance Committee, and outside Board memberships ordinarily should be limited to three.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

A Board of nine directors is to be elected at the annual meeting. Each director so elected will hold office until the next annual meeting of shareowners and the election of his or her successor. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES:

     James L. Broadhead, Edward H. Budd, George M.C. Fisher, David R. Goode, Gerald Grinstein, Leo F. Mullin, John F. Smith, Jr., Joan E. Spero and Andrew J. Young.

All of the nominees were elected by the shareowners at the last annual meeting of shareowners except Ms. Spero, who was elected by the Board of Directors on January 23, 2002.

Delta's By-Laws require non-employee directors to retire from the Board of Directors at the annual meeting after they reach age 72. Pursuant to this provision, Edwin L. Artzt, R. Eugene Cartledge and Mary Johnston Evans will retire from the Board on April 26, 2002. Mr. Artzt, Mr. Cartledge and Mrs. Evans served as directors for 11 years, 12 years and 20 years, respectively. Delta gratefully acknowledges their outstanding service.

The members of the Board of Directors provide Delta with a wide and valuable range of judgment and experience from areas such as air and ground transportation, banking, consumer products, digital technology, economics, financial services, government and international affairs, insurance, investments, international trade, manufacturing and utilities.

The Board of Directors believes each nominee for director will be able to stand for election. If any nominee becomes unable to stand for election, the Board may name a substitute nominee or reduce the number of directors. If a substitute nominee is chosen, the directors designated to vote the proxies will vote "FOR" the substitute nominee.

                       CERTAIN INFORMATION ABOUT NOMINEES

JAMES L. BROADHEAD was Chairman of the Board of FPL Group, Inc., and its principal subsidiary, Florida Power & Light Company from 1990 until his retirement at the end of 2001. He served as Chief Executive Officer of those companies from 1990 until June 2001. From 1989 to 1990, he was President and Chief Executive Officer of FPL Group, Inc. From 1986 to 1988, Mr. Broadhead served as President, Telephone Operating Group of GTE Corporation. He has been a director of Delta since 1991. Mr. Broadhead is also a director of New York Life Insurance Company and The Pittston Company. Age 66.

EDWARD H. BUDD was Chairman of the Board and Chief Executive Officer of The Travelers Corporation from 1982 until his retirement in 1993, and was an executive officer of that company from 1974 through 1993. He has been a director of Delta since 1985. Mr. Budd is also a director of Verizon Communications. He is a member of the American Academy of Actuaries and The Business Council, and a Trustee of Tufts University. Age 68.

GEORGE M.C. FISHER was Chairman of the Board of Eastman Kodak Company from 1993 until his retirement from that Board in December 2000, and served as its Chief Executive Officer from 1993 until December 1999. Before joining Eastman Kodak Company, Mr. Fisher was an executive officer of Motorola, Inc., serving as Chairman and Chief Executive Officer from 1990 through 1993, and Chief Executive Officer from 1988 to 1990. He has been a director of Delta since 1999. Mr. Fisher is also a director of AT&T Corporation, Eli Lilly & Company and General Motors Corporation. He is Chairman of the National Academy of Engineering, a member of the President's Advisory Committee for Trade Policy & Negotiations, and a member of The Business Council. Age 61.

DAVID R. GOODE has been Chairman of the Board, President and Chief Executive Officer of Norfolk Southern Corporation since 1992, and an executive officer of that company since 1985. He has been a director of Delta since 1999. Mr. Goode is also a director of Caterpillar, Inc., Georgia-Pacific Corporation, Norfolk Southern Railway Company and Texas Instruments, Incorporated. He is a member of The Business Council and The Business Roundtable. Age 61.

GERALD GRINSTEIN has been non-executive Chairman of the Board of Agilent Technologies, Inc. since August 1999. He is also a principal of Madrona Investment Group, L.L.C., a Seattle-based investment company. He served as non-executive Chairman of Delta's Board of Directors from August 1997 until October 1999. Mr. Grinstein was Chairman of Burlington Northern Santa Fe Corporation (successor to Burlington Northern Inc.) from September 1995 until his retirement in December 1995; an executive officer of Burlington Northern Inc. and certain affiliated companies from April 1987 through September 1995; and Chief Executive Officer of Western Air Lines, Inc. from 1985 through March 1987. He has been a director of Delta since 1987. He is also a director of PACCAR Inc., The Pittston Company and Vans, Inc. Age 69.

LEO F. MULLIN has been Chairman of Delta's Board of Directors since October 1999, and has served as Delta's Chief Executive Officer since August 1997. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from 1995 to August 1997. He was an executive of First Chicago Corporation from 1981 to 1995, serving as that company's President and Chief Operating Officer from 1993 to 1995. He has been a director of Delta since 1997. Mr. Mullin is also a director of BellSouth Corporation and Johnson & Johnson. He is a member of the Board of the Air Transport Association of America and past Chairman of the International Air Transport Association. He is also a member of The Business Council and The Business Roundtable. Age 59.

JOHN F. SMITH, JR. has been Chairman of the Board of Directors of General Motors Corporation since 1996, and served as its Chief Executive Officer from November 1992 until June 2000. He was also President of General Motors Corporation from April 1992 until October 1998, and President and Chief Operating Officer from April 1992 until November 1992. He has been a director of Delta since 2000. Mr. Smith is also a director of Hughes Electronics Corporation and The Procter & Gamble Company. He is Chairman of Catalyst, and a member of the Board of The Nature Conservancy. Mr. Smith is also a member of The Business Council and the U.S.-Japan Business Council. Age 64.

JOAN E. SPERO has been President of the Doris Duke Charitable Foundation since 1997. She was U.S. Undersecretary of State for Economic, Business & Agricultural Affairs from 1993 through 1996, and an executive of American Express Company from 1981 through 1993. She has been a director of Delta since January 2002. Ms. Spero is also a director of First Data Corporation. She is a trustee of the Brookings Institution, Columbia University, the Council on Foreign Relations and the Wisconsin Alumni Research Foundation. Age 57.

ANDREW J. YOUNG has been Chairman of the Board and a senior partner of GoodWorks International, Inc. since January 1997. He was Vice Chairman of Law Companies Group, Inc. from 1993 to January 1997, and a director of that company from 1995 to January 1997. He was Chairman of Law Companies International Group, Inc. (a former subsidiary of Law Companies Group, Inc.) from 1990 to 1993. Mr. Young was Mayor of the City of Atlanta, Georgia from 1982 to 1990, United States Ambassador to the United Nations from 1977 to 1979, and a member of the House of Representatives of the United States Congress from 1973 to 1977. He has been a director of Delta since 1994. Mr. Young is also a director of Archer Daniels Midland Company, Cox Communications, Inc. and Thomas Nelson, Inc. He is Chairman of the Southern Africa Enterprise Development Fund, and a director of the Atlanta Market Center and the Martin Luther King, Jr. Center. He was Co-Chairman of the Atlanta Committee for the Olympic Games and a member of the Board of the United States Olympic Committee. Age 70.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors holds regular meetings four times per year and schedules special meetings when required. The Board also meets informally from time to time. During 2001, the Board held a total of eight meetings. Each director attended at least 80% of the meetings of the Board of Directors and the committees on which he or she served.

The Board of Directors has established the following committees to assist it in discharging its responsibilities:

AUDIT COMMITTEE

The Audit Committee's responsibilities include:

     - assisting the Board in its oversight of Delta's financial statements and the independent audit of those statements;

     - recommending to the Board the independent auditors and assisting the Board to evaluate the independent auditors; and

     - assisting the Board in its oversight of Delta's accounting and financial reporting principles and policies and internal controls and procedures.

The Audit Committee members are James L. Broadhead, Chairman, Mary Johnston Evans, George M.C. Fisher, Joan E. Spero and Andrew J. Young. This committee met eight times during 2001.

BENEFIT FUNDS INVESTMENT COMMITTEE

The Benefit Funds Investment Committee acts as the fiduciary for managing the investment policies and assets of certain of Delta's benefit plans.

The Benefit Funds Investment Committee members are Andrew J. Young, Chairman, James L. Broadhead, R. Eugene Cartledge, Mary Johnston Evans and John F. Smith, Jr. This committee met four times during 2001.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee's responsibilities include:

     - serving as a nominating committee that:

        - recommends candidates for election as directors; and

        - considers shareowner nominations of candidates for election as directors (see page 32 for the process shareowners may use to submit nominations).

     - serving as a corporate governance committee that reviews and makes recommendations to the Board concerning:

        - qualifications and eligibility requirements for Board members;

        - the Board's composition, organization and processes;

        - the type, function, size and membership of Board committees;

        - evaluation of the Board;

        - Board compensation; and

        - other corporate governance issues.

The Corporate Governance Committee members are Mary Johnston Evans, Chairman, James L. Broadhead, Gerald Grinstein, John F. Smith, Jr. and Andrew J. Young. This committee met three times during 2001.

CORPORATE STRATEGY COMMITTEE

The Corporate Strategy Committee reviews Delta's long-term strategic goals, objectives and plans, and makes recommendations to management and the Board of Directors on these subjects.

The Corporate Strategy Committee members are R. Eugene Cartledge, Chairman, Edwin L. Artzt, James L. Broadhead, Edward H. Budd and Gerald Grinstein. This committee met three times during 2001.

EXECUTIVE COMMITTEE

The Executive Committee exercises certain powers of the Board of Directors between Board meetings.

The Executive Committee members are Gerald Grinstein, Chairman, Edwin L. Artzt, James L. Broadhead, Edward H. Budd, R. Eugene Cartledge, Mary Johnston Evans and Andrew J. Young. This committee did not meet during 2001.

FINANCE COMMITTEE

The Finance Committee reviews Delta's financial planning and financial structure, funds requirements, and borrowing and dividend policies.

The Finance Committee members are Edwin L. Artzt, Chairman, Edward H. Budd, R. Eugene Cartledge, David R. Goode and Gerald Grinstein. This committee met four times during 2001.

PERSONNEL & COMPENSATION COMMITTEE

The Personnel & Compensation Committee's responsibilities include:

     - reviewing and recommending to the Board:

        - the election of Delta's officers;

        - the compensation for and evaluation of the Chief Executive Officer;

        - management succession planning; and

        - the overall policy of Delta's benefit plans for non-executive personnel.

     - setting the salaries for officers above the level of Senior Vice President except the Chief Executive Officer; and

     - administering Delta's 2000 Performance Compensation Plan.

The Personnel & Compensation Committee members are Edward H. Budd, Chairman, George M.C. Fisher, David R. Goode and Gerald Grinstein. This committee met five times during 2001.

                           COMPENSATION OF DIRECTORS

Non-employee members of the Board of Directors (i.e., directors who are not employed by Delta on a full-time basis) receive an annual retainer of $25,000, of which $5,000 is paid in shares of common stock, and a meeting fee of $1,000 plus expenses for each Board and Committee meeting attended. In recognition of the importance of Delta's cost savings initiatives and the sacrifices being made by Delta employees after the events of September 11, 2001, the Board of Directors eliminated the $6,250 portion of the annual retainer that would have been paid in the December 2001 quarter. The chairman of each Committee also receives an annual retainer of $7,500. Full-time employees of Delta who serve as directors receive only reimbursement of expenses incurred in attending meetings. Directors and their spouses receive complimentary transportation privileges on Delta.

Non-employee directors also receive an annual non-qualified stock option grant which, at the time of grant, has a Black-Scholes value of $40,000. These awards are made under the Non-Employee Directors' Stock Option Plan. During 2001 each non-employee director received a non-qualified stock option to purchase 3,355 shares of common stock at a price of $24.05 per share, the closing price of the common stock on the New York Stock Exchange on the grant date. These stock options generally become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date, and expire on the tenth anniversary of the grant date. In the event of a Change in Control, as defined, stock options outstanding under the Non-Employee Directors' Stock Option Plan become immediately vested, exercisable and nonforfeitable for their remaining terms.

Directors may defer all or any part of their cash compensation earned as a director until a date specified by the director. A participating director may choose an investment return on the deferred amount from among the investment return choices available under Delta's Savings Plan, including the Delta Common Stock Fund which is invested primarily in Delta common stock.

Directors who joined the Board before October 24, 1996, and who retire from the Board may be elected advisory directors for a term which varies depending upon the director's term of service and age at retirement. Advisory directors receive an annual retainer equal to the annual retainer paid to non-employee directors at the time of their retirement.

On October 24, 1996, the Board terminated the Advisory Director Program for all future directors who were not members of the Board on that date. Non-employee directors who join the Board after October 24, 1996, will receive, in addition to their other fees, a deferred payment of $6,300 during each year in which they serve as a director. The deferred payment will earn an investment return equivalent to the investment return on the Delta Common Stock Fund, and will be paid to directors after they complete their Board service.

Lifetime advisory directors, and directors who retire from the Board at their mandatory retirement age, receive, during their lifetime, complimentary transportation privileges on Delta for themselves and their spouses.

Delta's charitable contribution program permits an eligible director to recommend up to five tax-exempt organizations to receive donations totaling $1 million after the director's death. Recommended donations will be made by The Delta Air Lines Foundation, a tax-exempt charitable foundation funded by Delta. On July 28, 1994, the Board discontinued this program for all future directors who were not members of the Board on that date.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Personnel & Compensation Committee are Mr. Budd, who serves as Chairman, and Messrs. Fisher, Goode and Grinstein.

Mr. Grinstein was an executive officer of Western Air Lines, Inc. from 1985 through March 1987. Western became a wholly owned subsidiary of Delta on December 18, 1986, and was merged into Delta on April 1, 1987.

                       BENEFICIAL OWNERSHIP OF SECURITIES

               BENEFICIAL OWNERS OF MORE THAN 5% OF VOTING STOCK

The following table sets forth the holdings of the only persons known to Delta to beneficially own more than five percent of any class of Delta's outstanding voting securities.

                                                             AMOUNT AND NATURE        PERCENT OF
NAME AND ADDRESS                                               OF BENEFICIAL           CLASS ON
OF BENEFICIAL OWNER                      TITLE OF CLASS          OWNERSHIP         FEBRUARY 28, 2002
PRIMECAP Management Company           common stock              15,852,115(1)             12.9%
225 South Lake Ave., Suite 400
Pasadena, CA 91101-3005

FMR Corporation                       common stock              15,407,058(2)             12.5%
82 Devonshire Street
Boston, MA 02109

Fidelity Management Trust Company     ESOP Preferred Stock       6,196,800(3)            100.0%
82 Devonshire Street                  common stock              10,598,373(3)              8.6%
Boston, MA 02109

(1) Based on Amendment No. 11 to Schedule 13G filed February 14, 2002, in which PRIMECAP Management Company ("PRIMECAP") reported that, as of December 31, 2001, it had sole voting power over 2,716,315 of such shares, shared voting power over none of such shares, and sole dispositive power over all 15,852,115 of such shares. PRIMECAP has informed Delta that, at December 31, 2001, 9,990,800 of such shares were held by the Vanguard Primecap Fund, which is managed by PRIMECAP. In Amendment No. 3 to its Schedule 13G filed February 7, 2002, the Vanguard Primecap Fund, 100 Vanguard Blvd., Malvern, PA 19355, reported that it had sole voting power over all 9,990,800 of such shares, but neither sole nor shared dispositive power over any of such shares.

(2) Based on Amendment No. 1 to Schedule 13G filed February 14, 2002, in which FMR Corp. and certain affiliates reported that, as of December 31, 2001, FMR Corp. and certain affiliates had sole voting power over 910,078 of such shares, shared voting power over none of such shares and sole dispositive power over all 15,407,058 of such shares.

(3) These shares are held by Fidelity Management Trust Company as trustee of the Delta Family-Care Savings Plan.

            DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Delta common stock and, if applicable, ESOP Preferred Stock beneficially owned as of February 28, 2002, by each director and director-nominee, each executive officer listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of Delta as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                                  AMOUNT AND NATURE OF
        NAME OF BENEFICIAL OWNER              TITLE OF CLASS     BENEFICIAL OWNERSHIP(1)
Edwin L. Artzt                             common stock                     5,740(2)
James L. Broadhead                         common stock                     7,046(2)(3)
Edward H. Budd                             common stock                    21,702(2)(3)
R. Eugene Cartledge                        common stock                     8,299(2)(3)
Mary Johnston Evans                        common stock                     8,720(2)(3)
George M.C. Fisher                         common stock                     7,494(4)(5)
David R. Goode                             common stock                     2,967(4)(5)
Gerald Grinstein                           common stock                     7,487(2)(6)
Leo F. Mullin                              common stock                 1,308,875(8)
                                           ESOP Preferred Stock                22
John F. Smith, Jr.                         common stock                     3,016(5)(7)
Joan E. Spero                              common stock                     1,145(5)
Andrew J. Young                            common stock                     6,217(2)

Frederick W. Reid                          common stock                   258,064(8)
                                           ESOP Preferred Stock                58
M. Michele Burns                           common stock                   133,263(8)(9)
                                           ESOP Preferred Stock                43
Vicki B. Escarra                           common stock                   195,557(8)
                                           ESOP Preferred Stock               200
Robert L. Colman                           common stock                   302,565(8)

Directors and Executive Officers as a
  Group                                    common stock                 2,278,157(8)(9)
(16 Persons)                               ESOP Preferred Stock               323

(1) The directors and executive officers as a group beneficially owned 1.85% of the outstanding shares of common stock. Other than Mr. Mullin, who beneficially owned 1.06% of the common stock, no person listed in the table beneficially owned 1% or more of the outstanding shares of common stock or ESOP Preferred Stock.

(2) Includes 3,038 shares of common stock which the director has the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2002, or that will become exercisable within 60 days after that date.

(3) Includes 1,305 shares, 6,536 shares, 387 shares and 1,110 shares of common stock attributable to Mr. Broadhead, Mr. Budd, Mr. Cartledge and Mrs. Evans, respectively, due to their selection of the Delta Common Stock Fund investment return choice for deferred cash compensation earned as a director. See page 11 of this proxy statement for additional information regarding this program.

(4) Includes 1,538 shares of common stock which the director has the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2002, or that will become exercisable within 60 days after that date.

(5) Excludes 529 shares, 361 shares, 414 shares and 204 shares of common stock attributable to Mr. Fisher, Mr. Goode, Mr. Smith and Ms. Spero, respectively, due to the annual deferred payment of $6,300 under the deferred compensation arrangement for directors who first join the Board of Directors after October 24, 1996. The deferred amount earns an investment return equivalent to the investment return on the Delta Common Stock Fund, and will be paid to the directors after they complete their Board service. See page 11 of this proxy statement for additional information regarding this program.

(6) Excludes a total of 23,000 deferred shares of common stock which the Board of Directors granted to Mr. Grinstein in prior years in recognition of his special service to the Board and Delta as a director, and 160 additional deferred shares earned through the reinvestment of dividend equivalents on these shares. Mr. Grinstein may not vote or dispose of these shares until they are issued to him after he completes his Board service.

(7) Includes 538 shares of common stock which the director has the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2002, or that will become exercisable within 60 days after that date.

(8) Includes the following number of shares of common stock which the following persons or group have the right to acquire upon the exercise of stock options that were exercisable as of February 28, 2002, or that will become exercisable within 60 days after that date: Mr. Mullin--1,269,900; Mr. Reid--252,450; Ms. Burns--109,734; Ms. Escarra--177,925; Mr.
    Colman--276,475; and directors and executive officers as a group--2,111,364.

(9) Includes 14,773 shares of unvested restricted stock over which Ms. Burns had voting, but not investment, power as of February 28, 2002.

                       PERSONNEL & COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Personnel & Compensation Committee of the Board of Directors consists entirely of non-employee directors who are independent, as defined in Delta's Corporate Governance Principles. This report describes the executive compensation policies under which the Committee makes decisions about executive pay and discusses each principal component of the current program. It also explains the basis on which the Committee made compensation determinations for 2001 for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table shown elsewhere in this proxy statement.

COMPENSATION STRATEGY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

The Committee's foremost objective is to have an executive compensation program that attracts, retains and motivates talented executives to work for the long-term advantage of Delta's primary stakeholder groups--shareowners, customers and employees. The Committee believes that an executive compensation program designed and administered with clear and strong linkages to Delta's business strategy and long-term goals, particularly the creation of shareowner value, will accomplish this objective.

Consistent with this philosophy, the Committee has structured the executive compensation program to achieve the following:

     - Enable Delta to attract and retain a group of highly qualified and experienced executives by providing a competitive total compensation package;

     - Focus Delta's executives on achieving aggressive financial and operating goals tied to the company's near- and long-term business objectives;

     - Emphasize at risk pay by having a substantial portion of total pay consist of incentive pay components that tie executives' rewards to performance results achieved; and

     - Closely link the long-term interests of Delta's executives to those of its shareowners by having stock-based compensation comprise a major portion of total pay opportunities. To further support this goal, the Committee encourages stock ownership by Delta executives.

These principles apply to compensation determinations for all executive officers. In making decisions about actual compensation levels, the Committee considers all elements of the executive compensation program in total, and not any one element in isolation. The Committee works with an independent compensation consulting firm to assist it in evaluating and, as appropriate, revising the executive compensation program to better support Delta's business strategy and long-term goals.

The Committee believes it is important to consider pay levels and practices of the companies with which Delta competes for executives to ensure that salary levels and incentive opportunities are competitive and support the objectives listed above. Accordingly, the Committee regularly compares Delta's total pay opportunities and executive compensation components to the programs in place at other major U.S. airlines and at a cross-section of well-regarded companies in general industry. These comparisons reflect the fact that Delta's competitors for executive talent extend beyond Delta's direct business competitors. For this reason, the relevant market for pay comparisons is broader than the airline peer companies which comprise the industry index in the Stock Performance Graph shown elsewhere in this proxy statement.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

The primary components of Delta's executive compensation package are base salary, incentive compensation and stock-based awards.

BASE SALARY

The Committee approves salaries for executives above the level of Senior Vice President, and recommends the Chief Executive Officer's salary to the Board for its approval. The Committee's objective is to set base salaries for Delta's executive officers at levels that are comparable to similar executive positions at other major U.S. airlines and the broader comparator group described above. Specifically, salaries for executive officers are targeted at the median (50th percentile) of the comparative marketplace.

Actual salary levels are based on a combination of factors that includes the executive's performance, responsibilities and experience, as well as the salaries of comparably-placed executives in the competitive market. The Committee exercises its discretion in making salary recommendations and decisions, and does not apply a specific formula or weighting to the factors listed above. In this connection, the Committee relies to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance, after reviewing such individual performance with him. Salary increases for executives do not follow a preset schedule.

During 2001, Delta strengthened its management team by electing Mr. Reid as President and Chief Operating Officer, by promoting Ms. Escarra to Chief Marketing Officer and by assigning Ms. Burns additional responsibilities as Chief Financial Officer. The Committee increased the salary rates of these executive officers to recognize their expanded duties and responsibilities. The size of these increases was determined based on the factors mentioned above. The Committee believes the salary rates for Delta's executive officers are generally in line with salaries for comparable positions at the major U.S. airlines and the broader comparator group discussed above.

INCENTIVE COMPENSATION

The purpose of the incentive compensation program is to provide additional cash compensation for achieving annual levels of financial and operating performance that support Delta's near- and long-term strategic objectives. The program emphasizes the link between pay and performance for Delta's executives by providing rewards that can only be earned by meeting pre-established performance goals. Delta's target for total annual cash compensation (salary plus incentive compensation) is at the 55th percentile of the market.

In January 2001, the Committee approved a compensation formula to determine the annual incentive awards for executive officers and other participants in the program. Awards are based on Delta's achieving specific financial goals (net income and return on investment), as well as effectiveness and efficiency goals (safety, reliability, customer satisfaction, passenger revenue per available seat mile and non-fuel cost per available seat mile). The financial and effectiveness and efficiency goals were established in light of Delta's performance in 2000, its business plan for 2001 and the performance of Delta's peer airlines. The awards are also based on key initiative goals related to Delta's strategic objectives (for example, the implementation of strategies related to customer service, airport master plans, technology and human resources, including diversity and labor relations). The Chief Executive Officer is measured on overall corporate financial and operational results. All other participants are rewarded based on an incentive pool that is generated based on overall corporate results, but that is allocated among participants based on individual performance.

During 2001, Delta met or exceeded some of its goals, but did not achieve its financial targets due to the terrorist attacks on the United States on September 11, 2001, the slowing U.S. and world economies and pilot labor issues at Delta and Comair. Particularly because of the serious financial challenges confronting Delta and the airline industry as a result of the events of September 11, and in recognition of the sacrifices being borne by Delta's workforce during this period, management recommended that no incentive awards be paid for 2001, even though some payout would have resulted under the applicable formula. The Committee accepted this recommendation. Nevertheless, the Committee believes management and the entire Delta team responded exceedingly well to the many challenges Delta faced during the year, including the unprecedented events of September 11. These efforts are discussed in the 2001 Annual Report to Shareowners which accompanies this proxy statement.

STOCK-BASED AWARDS

The potential value of long-term incentive opportunities comprises the largest portion (60% or more) of the targeted total compensation package for executive officers. The Committee believes this approach to total compensation opportunities provides the appropriate focus for those executives who are charged with the greatest responsibility for managing Delta and achieving success for all of Delta's stakeholders. To reflect this emphasis on equity-based compensation, long-term incentive awards for Delta's executives are targeted at the 60th percentile of the market. Specific award guidelines vary by level of responsibility. Stock-based compensation awards are made under a plan that provides that employees selected by the Committee can receive awards of stock options, restricted stock and other stock-based awards; award types can vary from year to year at the Committee's discretion.

In January 2001, the Committee granted non-qualified stock options and target awards of performance-based stock units to officers, and granted non-qualified stock options to selected other employees. The long-term incentive award opportunity for officers is delivered 70% in stock options and 30% in performance-based stock units. Awards for non-officer participants are delivered solely in the form of stock options. The January 2001 awards had an economic value equal to 50% of the normal annual awards because (1) the Committee made full year awards to officers and selected employees in July 2000 in accordance with its then current practice; and (2) effective December 31, 2000, Delta changed its year end from June 30 to December 31.

Stock options granted in January 2001 gave executive officers and other participants the right to purchase shares of Delta common stock at its closing price on the New York Stock Exchange on the date of grant, and have a term of ten years. To enhance the retention element of these awards, the options become exercisable in 25% increments on each of the first four anniversaries of the grant date. No stock options granted under the plan have been repriced.

The portion of the long-term award allocated to stock options is converted to a number of stock options by using the Black-Scholes option pricing model. The Committee may apply its judgment to adjust the formula award based on individual performance, contribution to Delta's success and equity relative to other plan participants. The Committee may also consider other factors from time to time in making stock option awards.

The performance-based stock unit program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. As with stock options, formula awards may be adjusted based on the factors listed above. At the end of each three-year performance cycle, participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. The performance goals measured are Delta's ranking relative to its peer domestic airlines with respect to total shareowner return and three key U.S. Department of Transportation measures related to operations and customer satisfaction.

In July 2001, the Committee granted additional awards of stock options and performance-based stock units to Mr. Reid, Ms. Escarra and Ms. Burns to recognize their expanded duties and responsibilities. The terms of these awards are similar to the stock-based awards granted by the Committee in January 2001.

In August 2001, the Committee approved the payout of awards earned from previously granted target awards of performance-based stock units for the three-year performance cycle that began on July 1, 1998 and ended on June 30, 2001. These awards, which were paid in shares of Delta common stock, were based on Delta's ranking relative to its peer domestic airlines with respect to the specified performance measures.

STOCK OWNERSHIP

In keeping with the principles outlined earlier in this report, the Committee advocates stock ownership by Delta's executives. The Committee believes that the interests of executives and Delta's shareowners will be more closely aligned if executives own meaningful amounts of Delta stock. Accordingly, the Committee considers the appropriate mix of stock and cash when designing and implementing the executive compensation program.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Internal Revenue Code generally limits to $1 million the annual corporate federal income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. The Committee has carefully considered Delta's executive compensation program in light of the applicable rules, and believes that compliance with those rules generally is in Delta's best interests. Accordingly, the material terms of both the incentive compensation and stock-based award programs have been approved by Delta's shareowners. The Committee reserves the right, however, to make exceptions to this practice when it determines that doing so will better support Delta's compensation policies or its business strategy and long-term goals.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Mr. Mullin's compensation is determined following a process similar to that used for other executive officers. The terms of Mr. Mullin's employment agreement are described elsewhere in this proxy statement.

During 2001, Mr. Mullin's annual base salary continued to be $795,000. To emphasize the need for cost savings at Delta after the events of September 11, 2001, and in support of the sacrifices being made by all Delta employees during the period, Mr. Mullin elected to forego his salary from October 1, 2001 through December 31, 2001. For the same reasons, he also recommended to the Committee that he receive no incentive compensation for 2001. The Committee accepted this recommendation.

In January 2001, the Committee awarded Mr. Mullin non-qualified stock options covering 200,000 shares of Delta common stock and a target award of 65,000 shares of performance-based stock units under the same programs applicable to other executive officers. In determining the size of Mr. Mullin's awards, the Committee considered the pay practices of other major U.S. airlines and the general industry companies described earlier in this report, as well as Mr. Mullin's performance and his contributions to Delta's overall results. The Committee's emphasis on performance in setting Mr. Mullin's incentive compensation and stock-based awards resulted in approximately 90% of his total compensation opportunity for 2001 being based on performance.

In August 2001, the Committee approved the payout of the award earned by Mr. Mullin from the target award of performance-based stock units granted to him in 1998. Based on Delta's performance from July 1, 1998 through June 30, 2001, Mr. Mullin received 39,300 shares of Delta common stock.

OTHER MATTERS

During 2001, the Board of Directors continued the formal process by which this Committee conducts an annual and independent evaluation of the Chief Executive Officer's performance that involves written feedback form all directors. The Committee reviewed the results of this evaluation with the Board in January 2002.

Respectfully submitted,

THE PERSONNEL & COMPENSATION COMMITTEE

Edward H. Budd, Chairman
George M.C. Fisher
David R. Goode
Gerald Grinstein

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid to Delta's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2001.

Mr. Mullin's salary was set at $795,000 per year effective August 1, 2000. To emphasize the need for cost savings at Delta after the events of September 11, 2001, and in recognition of the sacrifices being made by all Delta employees during the period, Mr. Mullin elected to forego his salary from October 1, 2001 through December 31, 2001. Accordingly, Mr. Mullin's salary for 2001 was reduced by $198,750.

Management recommended that no bonuses be paid for 2001 particularly because of the serious financial challenges confronting Delta and the airline industry as a result of the events of September 11, and in recognition of the sacrifices being borne by Delta's workforce during this period. As discussed in its Report on Executive Compensation on pages 14 through 18 of this proxy statement, the Personnel & Compensation Committee accepted this recommendation even though the Committee believes management and the entire Delta team responded exceedingly well to the many challenges Delta faced during the year. Accordingly, the executive officers did not receive any bonuses in 2001.

The LTIP payouts disclosed in the table represent the awards earned from previously granted target awards of performance-based stock units for the three-year performance cycle that began on July 1, 1998 and ended on June 30, 2001. These payouts were based on Delta's ranking relative to its peer domestic airlines with respect to specified performance measures. The payouts were made in shares of Delta common stock. The amounts shown in this column equal the number of shares received valued at $40.08 per share (the average of the opening and closing prices of the common stock on the New York Stock Exchange on August 24, 2001, the date the payout was approved by the Personnel & Compensation Committee). On March 15, 2002, the average of the opening and closing prices of the common stock on the New York Stock Exchange was $35.61.

                                                                                                   LONG TERM COMPENSATION
                                                              ANNUAL COMPENSATION                    AWARDS
                                                                                OTHER       RESTRICTED    SECURITIES     PAYOUTS
                                                                                ANNUAL        STOCK       UNDERLYING      LTIP
                                                       SALARY      BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS    PAYOUTS
NAME AND PRINCIPAL POSITION          YEAR(1)             ($)      ($)(2)        ($)(3)        ($)(4)        (#)(5)         ($)
Leo F. Mullin                    Year ended 12/31/01   596,250           0       7,817              0      200,000      1,575,144
 Chairman of the Board       6 months ended 12/31/00   393,750     450,000       7,418              0      225,000              0
 and Chief Executive              Year ended 6/30/00   745,833   1,400,000      66,629              0      650,000              0
 Officer                          Year ended 6/30/99   695,833   1,000,000      46,237              0      118,200              0
Frederick W. Reid                Year ended 12/31/01   655,000           0      62,310              0      113,200        607,212
 President and Chief         6 months ended 12/31/00   280,417     217,500       5,317              0       47,400              0
 Operating Officer                Year ended 6/30/00   536,667     570,000     117,848              0       34,600              0
                                  Year ended 6/30/99   500,000     425,000     132,158              0      125,000              0
M. Michele Burns                 Year ended 12/31/01   530,000           0       5,187              0       74,000        192,384
 Executive Vice President    6 months ended 12/31/00   249,375     196,400       4,485              0       27,200              0
 and Chief Financial
 Officer(7)
Vicki B. Escarra                 Year ended 12/31/01   511,667           0       4,961              0       70,400        529,056
 Executive Vice              6 months ended 12/31/00   222,917     175,200       4,057              0       41,300              0
 President and Chief              Year ended 6/30/00   394,583     420,000       4,039              0       30,100              0
 Marketing Officer                Year ended 6/30/99   335,000     285,000       2,664              0      233,000              0
Robert L. Colman                 Year ended 12/31/01   440,000           0       4,326                      35,400        486,972
 Executive Vice              6 months ended 12/31/00   215,000     169,400       4,121              0       40,700              0
 President--                      Year ended 6/30/00   415,000     430,000       4,248              0       30,100              0
 Human Resources                  Year ended 6/30/99   298,718     970,759      68,061      1,935,000      300,000              0


                             ALL OTHER
                              COMPEN-
                              SATION
NAME AND PRINCIPAL POSITION   ($)(6)
Leo F. Mullin                  10,858
 Chairman of the Board          8,348
 and Chief Executive            8,592
 Officer                      154,448
Frederick W. Reid              72,115
 President and Chief            9,384
 Operating Officer             70,629
                              207,275
M. Michele Burns                7,776
 Executive Vice President       7,524
 and Chief Financial
 Officer(7)
Vicki B. Escarra                7,512
 Executive Vice                 7,965
 President and Chief            7,746
 Marketing Officer              6,199
Robert L. Colman                5,068
 Executive Vice                 4,638
 President--                    4,781
 Human Resources              158,947

(1) Effective December 31, 2000, Delta changed its year end from June 30 to December 31. Accordingly, this Table contains an extra line for the six-month transition period that began July 1, 2000 and ended December 31, 2000.

(2) Represents the incentive compensation award, if any, for services rendered during the specified period. Mr. Colman's amount for the year ended June 30, 1999 includes a signing bonus of $718,885.

(3) Amounts for 2001 represent reimbursements for taxes related to Delta's payment of life insurance premiums.

(4) At December 31, 2001, Ms. Burns held 15,651 shares of restricted stock valued at $457,948 based on the $29.26 closing price of the common stock on the New York Stock Exchange on December 31, 2001.

(5) Represents the number of shares of common stock subject to stock options.

(6) During 2001, Delta paid supplemental group life insurance premiums and made contributions under the Savings Plan as follows: Mr. Mullin--$9,158 and $1,700, respectively; Mr. Reid--$7,415 and $1,700, respectively; Ms. Burns--$6,076 and $1,700, respectively; Ms. Escarra--$5,812 and $1,700, respectively; and Mr. Colman--$5,068 and $0, respectively. Pursuant to his employment agreement, the amount for Mr. Reid also includes Delta's payment of $63,000 for an individual life insurance premium.

(7) Ms. Burns became an executive officer of Delta during the six-month transition period ended December 31, 2000. Accordingly, information regarding her compensation for prior periods is not included.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding non-qualified stock options granted during 2001 to the persons named in the Summary Compensation Table. None of these grants included stock appreciation rights.

                                                                                                 GRANT DATE
                                                         INDIVIDUAL GRANTS                          VALUE
                                      --------------------------------------------------------   -----------
                                       NUMBER OF
                                      SECURITIES      % OF TOTAL
                                      UNDERLYING    OPTIONS GRANTED   EXERCISE OR                GRANT DATE
                                        OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT
NAME                     GRANT DATE   GRANTED (#)     FISCAL YEAR      ($/SH)(1)       DATE      VALUE($)(2)
----                     ----------   -----------   ---------------   -----------   ----------   -----------
Leo F. Mullin            1/25/2001      200,000          8.48           45.9375     1/24/2011     4,023,500
Frederick W. Reid        1/25/2001       43,200          1.83           45.9375     1/24/2011       869,076
                         7/25/2001       70,000          2.97           44.5000     7/24/2011     1,297,275
M. Michele Burns         1/25/2001       39,000          1.65           45.9375     1/24/2011       784,583
                         7/25/2001       35,000          1.48           44.5000     7/24/2011       648,638
Vicki B. Escarra         1/25/2001       35,400          1.50           45.9375     1/24/2011       712,160
                         7/25/2001       35,000          1.48           44.5000     7/24/2011       648,638
Robert L. Colman         1/25/2001       35,400          1.50           45.9375     1/24/2011       712,160

(1) The exercise price is the closing price of the common stock on the New York Stock Exchange on the grant date. Subject to certain exceptions, the stock options become exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the grant date.

(2) The hypothetical grant date present value was determined using the Black-Scholes option pricing model and, consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," includes the following material assumptions and adjustments:

DATE OPTIONS GRANTED
  1/25/2001 BECOME       EXPECTED       INTEREST     VOLATILITY     DIVIDEND
    EXERCISABLE         OPTION TERM    RATE(%)(A)    RATE(%)(B)    YIELD(%)(C)
--------------------    -----------    ----------    ----------    -----------
     1/25/2002            6 years         6.18         27.00          0.22
     1/25/2003            7 years         5.13         26.99          0.22
     1/25/2004            8 years         6.14         26.93          0.22
     1/25/2005            9 years         6.09         26.46          0.22

DATE OPTIONS GRANTED
  7/25/2001 BECOME       EXPECTED       INTEREST     VOLATILITY     DIVIDEND
    EXERCISABLE         OPTION TERM    RATE(%)(A)    RATE(%)(B)    YIELD(%)(C)
     7/25/2002            6 years         4.91         27.37          0.22
     7/25/2003            7 years         5.06         27.24          0.22
     7/25/2004            8 years         5.12         26.78          0.22
     7/25/2005            9 years         5.18         26.95          0.22

    (a) The interest rate represents the interest rate on a U.S. Treasury security on the grant date with a maturity date corresponding to the expected option term.

    (b) The volatility rate is calculated using monthly common stock closing price and dividend information for the period equal to the expected option term that ended on the grant date.

    (c) The dividend yield represents the common stock's current $0.10 per share annualized dividend divided by the fair market value of the common stock on the grant date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

The following table sets forth certain information regarding the number and value of unexercised in-the-money stock options held at December 31, 2001 by the persons named in the Summary

Compensation Table. None of the persons named in the Summary Compensation Table exercised any stock options during 2001, nor do any of those persons hold any stock appreciation rights.

                                                                                    VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES              IN-THE-MONEY
                         SHARES                      UNDERLYING UNEXERCISED        OPTIONS AT FY-END($)(1)
                       ACQUIRED ON      VALUE         OPTIONS AT FY-END(#)
NAME                   EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
Leo F. Mullin               0             0         1,219,900       973,300           0              0
Frederick W. Reid           0             0           241,650       328,550           0              0
M. Michele Burns            0             0            83,317       137,583           0              0
Vicki B. Escarra            0             0           169,075       222,725           0              0
Robert L. Colman            0             0           267,625       138,575           0              0

(1) Value of unexercised in-the-money stock options at December 31, 2001, is based on the $29.26 closing price of the common stock on the New York Stock Exchange on December 31, 2001.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

The following table sets forth certain information regarding target awards of performance-based stock units granted during 2001 to the persons named in the Summary Compensation Table.

                       NUMBER OF SHARES,   PERFORMANCE OR OTHER       ESTIMATED FUTURE PAYOUTS UNDER
                        UNITS OR OTHER         PERIOD UNTIL             NON-STOCK PRICE-BASED PLANS
NAME                       RIGHTS(#)       MATURATION OR PAYOUT    THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
 Leo F. Mullin              65,000           01/01/01-12/31/03        26,000       65,000      130,000
 Frederick W. Reid          10,600           01/01/01-12/31/03         4,240       10,600       21,200
                            18,000           07/01/01-06/30/04         7,200       18,000       36,000
 M. Michele Burns            9,600           01/01/01-12/31/03         3,840        9,600       19,200
                             9,000           07/01/01-06/30/04         3,600        9,000       18,000
 Vicki B. Escarra            8,700           01/01/01-12/31/03         3,480        8,700       17,400
                             9,000           07/01/01-06/30/04         3,600        9,000       18,000
 Robert L. Colman            8,700           01/01/01-12/31/03         3,480        8,700       17,400

                     RETIREMENT PLANS AND OTHER AGREEMENTS

PENSION PLAN TABLE

The following table shows the estimated annual pension payable to a non-pilot employee (before reduction for Social Security benefits and not accounting for the limitations discussed below), including the persons named in the Summary Compensation Table, under the Delta Family-Care Retirement Plan ("Pension Plan"), a non-contributory qualified defined benefit plan. The table assumes that retirement occurs at December 31, 2001 at the normal retirement age of 65 after selected years of service. The benefits in the table would be paid in the form of a joint and 50% survivor annuity.

FINAL AVERAGE   10 YEARS OF   15 YEARS OF   20 YEARS OF   25 YEARS OF      30 OR MORE
  EARNINGS        SERVICE       SERVICE       SERVICE       SERVICE     YEARS OF SERVICE
-------------   -----------   -----------   -----------   -----------   ----------------
 $ 400,000       $ 80,000      $120,000      $160,000     $  200,000       $  240,000
   800,000        160,000       240,000       320,000        400,000          480,000
 1,200,000        240,000       360,000       480,000        600,000          720,000
 1,600,000        320,000       480,000       640,000        800,000          960,000
 2,000,000        400,000       600,000       800,000      1,000,000        1,200,000
 2,400,000        480,000       720,000       960,000      1,200,000        1,440,000

Final average earnings, for purposes of the Pension Plan, are the average of an employee's annual earnings, based on the employee's salary and eligible incentive compensation awards for the 36 consecutive months in the 120-month period immediately preceding retirement which produces the highest average earnings. The annual pension benefit is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years and by 50% of the primary Social Security benefit payable to the employee. The 50% Social Security offset is reduced for service of less than 30 years with Delta. For purposes of pension benefits under the Pension Plan and the supplemental non-qualified retirement plans discussed below, the completed years of service at February 28, 2002, for the persons named in the Summary Compensation Table are as follows: Mr. Mullin--26 years, 6 months*; Mr. Reid--16 years, 4 months**; Ms. Burns--14 years, 2 months***; Ms. Escarra--28 years, 5 months; and Mr. Colman--21 years, 4 months.*

Employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table, are eligible to participate in supplemental, non-qualified retirement plans which provide benefits which may not be paid under the Pension Plan due to limits on qualified plans established by the Internal Revenue Code of 1986, as amended.

The Delta Family-Care Disability and Survivorship Plan ("Survivorship Plan") for eligible non-pilot personnel provides monthly survivorship benefits based on a participant's final average earnings and years of service, and monthly long-term disability benefits based on a participant's final average earnings. The Survivorship Plan also provides a lump sum death benefit of up to $50,000. In general, final average earnings, for purposes of the Survivorship Plan, are (1) for purposes of determining benefits during the first six months of disability, the employee's monthly earnings, based on the employee's salary at the time of disability; and (2) for other purposes, the average of the employee's monthly earnings, based on the employee's salary and eligible

------------------------------

* Pursuant to their employment agreements, Messrs. Mullin and Colman received an additional 22 years and 18 years, respectively, of service credit when they completed three years and two years, respectively, of actual service with Delta. Mr. Colman's benefit under Delta's non-qualified defined benefit plan will be reduced by the amount of any retirement benefits he receives under the defined benefit plans of his former employer.

** Pursuant to his employment agreement, Mr. Reid received an additional 11 years of service credit when he completed three years of actual service with Delta. Effective July 1, 2000, Mr. Reid began receiving an additional month of service credit for each month of actual service.

*** During her first five years of Delta employment, Ms. Burns is receiving an additional 3.6 months of service credit for each month of actual service. All additional service credit that would have been granted during this five year period immediately vests if there is a Change in Control of Delta during that period.

incentive compensation awards over specified periods. In the event the employee dies while employed by Delta, the employee's eligible family members are entitled to receive an amount equal to 50%, 60% or 70% of final average earnings (depending on whether the employee has one, two, or three or more eligible family members, respectively), subject to reduction for service of less than 30 years with Delta and certain benefits payable under Social Security, the Pension Plan and other sources. Any benefits which may not be paid under the Survivorship Plan due to Internal Revenue Code limits are provided under a supplemental plan for employees designated by the Personnel & Compensation Committee, including the persons named in the Summary Compensation Table.

RETENTION PROTECTION AGREEMENTS

Delta has entered into Retention Protection Agreements ("Retention Agreements") with all of the persons named in the Summary Compensation Table and certain other management personnel. These agreements provide certain benefits that vary by participation level to covered individuals if there is a Qualifying Event (as defined) during the term of the Retention Agreement. A Qualifying Event occurs if, within a specified period after a Change in Control, as defined, (1) there is an involuntary termination of the individual's employment by Delta, other than for Cause (as defined) or due to the individual's death or disability; or
(2) the individual voluntarily terminates his employment for Good Reason (as defined). A Qualifying Event also occurs if there is a Change in Control within one year after a termination under either circumstance described in the preceding sentence as a result of actions taken by Delta in anticipation of a Change in Control.

The benefits provided upon a Qualifying Event for executive officers include a lump sum payment of either two or three times the sum of the individual's annual base salary rate and target incentive compensation award; the present value of the individual's non-qualified pension benefits (with certain additional age and service credits); certain retiree medical and monthly survivor coverage (or the present value equivalent, depending on the individual's age) and life insurance coverage; and certain flight benefits. In addition, upon a Change in Control, pro rata target incentive compensation awards will be paid, and all outstanding stock options, restricted stock and similar awards will immediately vest and become nonforfeitable and exercisable. Moreover, if there is a Change in Control, each outstanding target award of performance-based stock units will be paid in an amount equal to the greater of (1) the actual award payable to the participant for the applicable performance period, calculated as if the performance period had ended on the date of the Change in Control, and (2) the target award payable to the participant for that performance period, in each case prorated to reflect the portion of the performance period elapsed through the date of the Change in Control. The Retention Agreements also provide for reimbursement to the individual for taxes on certain welfare benefits as well as any excise taxes paid under Section 4999 of the Internal Revenue Code and related taxes thereon.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

MR. MULLIN

Mr. Mullin's employment agreement with Delta provides for Mr. Mullin's employment through the later of August 13, 2002, or the first anniversary of the date written notice of intent to terminate is provided by Delta. The employment agreement also provides for Mr. Mullin to participate in Delta's employee benefit programs, including insurance, retirement and fringe benefits, on terms no less favorable than the terms offered to other senior executives of Delta.

Special provisions apply upon Mr. Mullin's retirement prior to age 62 or death prior to commencement of benefits.

In the event of the termination of Mr. Mullin's employment during the term of the employment agreement by Delta without Cause (as defined), or by Mr. Mullin for Good Reason (as defined), the employment agreement generally provides that Mr. Mullin will be entitled to a lump sum payment equal to two times the sum of his final annual salary and the greater of his most recent target or actual annual incentive award; to a prorated target incentive award; and to continuation of medical and other benefits for two years after termination. In addition, upon termination under these circumstances, Mr. Mullin will be credited with two additional years of service for purposes of Delta's defined benefit retirement plans. For these purposes, Cause and Good Reason are generally defined in a manner similar to the definitions of these terms in the Retention Agreements described above. In the event of a Change in Control of Delta, as defined in the Retention Agreements, the employment agreement provides that Mr. Mullin will be entitled to all of the benefits afforded to senior executives under the Retention Agreements. In addition, in the event of a Change in Control, the definition of Good Reason applicable to Mr. Mullin will include Mr. Mullin's resignation from Delta during the sixty-day period commencing on the first anniversary of the Change in Control.

OTHER EMPLOYMENT AGREEMENTS

Messrs. Reid and Colman have employment agreements with Delta which provide for them to participate in Delta's employee benefits programs, including insurance, retirement and fringe benefits, as are provided to Delta's Executive Vice Presidents. Mr. Reid's employment agreement also states that Delta will pay, through April 30, 2002, premiums on an existing life insurance policy for Mr. Reid and the taxes related to these premium payments.

Mr. Colman's employment agreement also provides that, if Mr. Colman's employment is terminated prior to June 1, 2005 by Delta without Cause or by Mr. Colman for Good Reason, or for any reason after May 31, 2005, Mr. Colman will be treated as a retiree for purposes of Delta's Family-Care benefit plans. In certain circumstances, Mr. Colman may also receive an additional lump sum payment. That payment ranges from $185,000, had termination occurred between October 2, 1998 and September 30, 1999, to $81,000 if termination occurs between October 1, 2009 and September 30, 2010. Thereafter, no lump sum payment would be required. For purposes of Mr. Colman's employment agreement, the definitions of Cause and Good Reason are the same as the definitions of these terms in the Retention Agreements described above.

PERFORMANCE-BASED STOCK UNIT PROGRAM

The performance-based stock unit program provides rewards based on Delta's financial and operational performance relative to peer domestic airlines over three-year performance cycles. At the end of each three-year performance cycle, participants may earn nothing, or a number of shares ranging from 40% to a maximum of 200% of the target award. Performance goals measured are Delta's ranking relative to its peer domestic airlines with respect to total shareowner return (share price appreciation plus reinvested dividends) and three key U.S. Department of Transportation measures related to operations and customer satisfaction (on-time arrival performance, mishandled baggage rate and consumer complaint record).

During 2001, the program was expanded to include as participants for each existing three-year performance cycle persons who became eligible to participate in the program after the start, but before the end, of that performance cycle. Previously, participation for each three-year performance cycle had been limited to persons who were eligible to participate in the program at the beginning of that cycle. All awards to participants resulting from the expansion of the program, including one award to each of Mr. Reid, Ms. Burns and Mr. Colman, are prorated to reflect the portion of the applicable three-year performance cycle during which the participant was eligible to participate in the program. The Personnel & Compensation Committee generally intends to permit future officers to participate in the program on a similar basis when they become officers.

                            STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total returns during the specified period on Delta's common stock, the Standard & Poor's 500 Stock Index and a peer group consisting of the major U.S. airlines.

                          CUMULATIVE TOTAL RETURNS(1)

                              (PERFORMANCE GRAPH)

                            12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
 Delta                       $100.00      $168.26      $147.32      $141.38      $142.73      $ 83.46
 S&P 500                     $100.00      $131.01      $165.95      $198.35      $178.24      $166.24
 Major U.S. Airlines(2)      $100.00      $157.46      $131.38      $137.11      $162.64      $101.20

------------------------------

(1) Cumulative total return is defined as stock price appreciation plus dividends paid, assuming reinvestment of all such dividends.

(2) The peer group of the major U.S. airlines is defined as all U.S. airlines with operating revenues exceeding $1 billion during 2001. It consists of Alaska Air Group, America West Holdings Corporation, AMR Corporation, Continental Airlines, Delta, Northwest Airlines, Southwest Airlines, UAL Corporation and US Airways Group.

                             AUDIT COMMITTEE REPORT

The Audit Committee of Delta's Board of Directors consists entirely of non-employee directors who are independent, as defined in the New York Stock Exchange Listing Standards. The Board of Directors has adopted a Charter for the Audit Committee. A copy of the Charter, which was last amended by the Board of Directors on October 25, 2001, is attached to this Proxy Statement as Appendix A.

The Audit Committee assists the Board of Directors in its oversight of Delta's financial statements. Management is responsible for the financial statements and the financial reporting process. The independent auditors are responsible for expressing an opinion on the conformity of Delta's audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from Delta and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Delta is compatible with the auditors' independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Delta's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board of Directors in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated firms that provided proposals to serve as Delta's independent auditors for 2002 and recommended that the Board of Directors appoint Deloitte & Touche LLP. The Board of Directors agreed with this recommendation and, accordingly, appointed Deloitte & Touche LLP as Delta's independent auditors for 2002, subject to shareowner ratification.

Respectfully submitted,

THE AUDIT COMMITTEE

James L. Broadhead, Chairman
Mary Johnston Evans
George M.C. Fisher
Joan E. Spero
Andrew J. Young

                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as Delta's independent auditors for 2002, subject to ratification by the shareowners. Arthur Andersen LLP served as Delta's independent auditors for 2001. Representatives of Deloitte & Touche LLP and Arthur Andersen LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to questions. If the shareowners do not ratify the selection of Deloitte & Touche LLP, the Board of Directors will reconsider the selection of independent auditors. Since 1999, Delta has retained PricewaterhouseCoopers LLP to provide certain internal audit consulting services. A PricewaterhouseCoopers partner, who reports to Delta's Chief Risk Officer, heads Delta's internal audit function and regularly attends Audit Committee meetings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         FEES OF INDEPENDENT AUDITORS FOR YEAR ENDED DECEMBER 31, 2001

The following table shows the aggregate fees billed to Delta by its independent auditors, Arthur Andersen LLP, for services rendered during the year ended December 31, 2001.

                    DESCRIPTION OF FEES                        AMOUNT($)
Audit Fees(1)                                                   1,052,000
Financial Information Systems Design and Implementation Fees            0
All Other Fees                                                  5,265,250

(1) Includes fees for audits of December 31, 2001 financial statements and reviews of the related quarterly financial statements.

              INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

The Audit Committee annually considers and recommends to the Board of Directors the selection of Delta's independent auditors. As recommended by the Audit Committee, the Board of Directors on March 6, 2002 decided to no longer engage Arthur Andersen LLP ("Andersen") as Delta's independent auditors and engaged Deloitte & Touche LLP to serve as Delta's independent auditors for 2002. The appointment of Deloitte & Touche LLP is subject to ratification by Delta's shareowners at the annual meeting.

Andersen's reports on Delta's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on Delta's consolidated financial statements for 2001 does not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During Delta's two most recent fiscal years and through March 8, 2002 (the date Delta filed a Current Report on Form 8-K disclosing its decision to no longer engage Andersen), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Delta's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

During Delta's two most recent fiscal years and through March 8, 2002, Delta did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Delta's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

                   PROPOSALS 3 AND 4 -- SHAREOWNER PROPOSALS

The following two proposals have been submitted by individual shareowners. Each proposal will be voted on at the annual meeting if the proponent is present at the meeting and submits the proposal for a vote.

In accordance with Federal securities law regulations, we include the shareowner proposals and the related supporting statements as submitted by the proponents. To easily distinguish between material provided by the proponents, and information the Board of Directors would like you to consider, we have put a box around material provided by each proponent.

                                   PROPOSAL 3

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the beneficial owner of 100 shares of common stock, has given notice that she intends to introduce the following resolution at the annual meeting:

"RESOLVED: That the stockholders of Delta Airlines, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year the owners of 22,124,102 shares, representing approximately 20% of shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREOWNER PROPOSAL FOR THE FOLLOWING REASONS:

A similar proposal has been rejected at past annual meetings four times by you, our shareowners. The important reasons for rejecting the proposal in the past remain important reasons for rejecting this proposal now. Cumulative voting may:

     - allow special interest groups to elect a director;

     - result in directors being elected who feel an obligation to represent the special interest groups that elected them, regardless of whether the furtherance of those groups' interests would benefit all of Delta's shareowners generally; and

     - create factionalism among Board members and undermine their ability to work together effectively.

In order to minimize the risks of such divisiveness, Delta, like most other major corporations, does not utilize cumulative voting for the election of directors. (Delta recently surveyed the top 100 of the Fortune 500 companies, finding that only seven of these companies provide for cumulative voting.) The voting system used by Delta and many other companies:

     - ensures that each director is elected by shareowners representing a majority of all of the shares voted at the meeting;

     - encourages accountability of each director to all Delta's shareowners;
       and

     - reduces the risk of divisive factionalism.

In sum, the Board of Directors believes that Delta's current system of electing directors best serves the interests of all Delta's shareowners.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                                   PROPOSAL 4

Captain Michael H. Messmore, Air Line Pilots Association, 100 Hartsfield Centre Parkway, Suite 200, Atlanta, Georgia 30354, who is the beneficial owner of 1,500 shares of common stock and 150 shares of ESOP Preferred Stock, has given notice that he intends to introduce the following resolution at the annual meeting:

"RESOLVED, that the stockholders of Delta Air Lines, Inc. (the "Company") urge the Board of Directors to seek shareholder approval for future severance with senior executives (specifically, the Chief Executive Officer, President, Chief Operating Officer, and all Executive Vice Presidents of the Company) that provide benefits in an amount exceeding two times the sum of the executive's annual salary and bonus. "Future severance agreements" include agreements renewing, modifying or extending existing severance agreements or employment agreements containing severance provisions. "Benefits" include lump-sum cash payments (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits and consulting fees (including reimbursable expenses) to be paid to the executive."

                        PROPONENT'S SUPPORTING STATEMENT

"Upon the resignation of former CEO Ronald Allen in 1997, the Company agreed to pay a lump sum severance amount of $4,501,000, $85,515 in lieu of medical and dental benefits, a total annual retirement payment of $765,000 per year, an annual fee of $25,000 for service as an "Advisory Director," consulting fees of $500,000 per year for seven years (despite the fact that Mr. Allen "shall not be called upon to devote a major portion of his business time to the performance of services as consultant to the corporation" and "shall only be required to perform his consulting services at such times, and in such places and for such periods as will result in the least inconvenience" to him), and, for 10 years after his resignation, office space, full-time secretarial support, country club membership and dues for the Commerce Club of Atlanta. The Company has also paid $408,776 to design, build and furnish office space for Mr. Allen.

The Company's agreements with current CEO Leo Mullin and certain other senior executives provide generous severance benefits, especially if employment is terminated in connection with a change in control. We recognize that severance agreements such as those the Company has entered into with Mr. Allen and others may be appropriate in some circumstances. However, given the magnitude of the benefits payable under such agreements and the effect of those obligations in the event of a change in control of the Company, we believe the Company should seek shareholder approval of any future such agreements. We believe that requiring shareholder approval of such agreements may also have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive's employment must be terminated by the Company.

Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon. Institutional investors such as the California Public Employees Retirement System have recommended shareholder approval of these types of agreements in their proxy voting guidelines. Also, the Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the executive's annual base salary.

For these reasons we urge shareholders to vote FOR this proposal."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREOWNER PROPOSAL FOR THE FOLLOWING REASONS:

Delta's executive compensation program is designed to attract and retain highly-qualified executives, and to motivate those executives to achieve Delta's overall business and financial goals. This is critical in today's highly competitive labor market, particularly in light of the unprecedented challenges currently facing the airline industry.

To compete for the best executive talent, many companies provide key executives with significant incentives. Delta believes it must respond to this competitive practice by providing incentives to executives to leave companies where they are highly valued and compensated, and by offering its executives competitive employment packages to reduce the risk of losing them to other companies.

Severance provisions may be included in these packages based on the competitive market and the unique circumstances of each employment situation. To arbitrarily limit what Delta may offer as a severance payment, or to require shareowner approval of the terms of a severance provision, would significantly limit Delta's ability to attract new executives by making it difficult for Delta to provide a new executive with a competitive employment package in a timely manner. Moreover, a shareowner approval requirement would also negatively impact Delta's recruitment of key executives by requiring the premature public disclosure of confidential employment negotiations. Similarly, requiring subsequent shareowner ratification would hamper Delta's ability to recruit key executives because those executives would be unwilling to accept a Delta position if their employment agreements are not binding upon acceptance of the position.

In sum, an obligation to limit the value or to obtain shareowner approval of a severance provision would severely inhibit Delta's ability to recruit and retain talented executives by impeding Delta's ability to develop and negotiate agreements that address the competitive market, Delta's needs, and the individual nature of these situations.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

                              GENERAL INFORMATION

                              COST OF SOLICITATION

Delta will pay the cost of soliciting proxies. Delta has retained Georgeson Shareholder Communications, Inc. to solicit proxies, by mail, in person or by telephone, for a fee of $15,000 plus certain expenses. In addition, certain Delta officers and employees, who will receive no compensation for their services other than their regular salaries, may also solicit proxies.

                       SUBMISSION OF SHAREOWNER PROPOSALS

A shareowner may submit a proposal to be considered for inclusion in our proxy statement for the 2003 annual meeting, provided that the shareowner complies with Securities and Exchange Commission rules and we receive the proposal no later than 5:00 p.m., local time, on November 26, 2002, at the following address:

           Robert S. Harkey, Secretary
           Delta Air Lines, Inc.
           Dept. No. 981
           Post Office Box 20574
           Atlanta, Georgia 30320-6001

In addition, a shareowner may bring business before the annual meeting, other than a proposal included in the proxy statement, or may submit nominations for director if the shareowner complies with the requirements specified in Delta's By-Laws. The requirements include:

     (1) providing written notice to Delta's Secretary at the above address that is received at least 90 days, but not more than 120 days, before the anniversary date of the immediately preceding annual meeting (subject to adjustment if the subsequent year's meeting date is substantially moved, as provided in the By-Laws); and

     (2) supplying the additional information listed in Section 3.1, and for nominations Section 4.2, of Delta's By-Laws.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Delta's directors, executive officers and persons who beneficially own more than 10% of a registered class of Delta's equity securities to file certain reports concerning their beneficial ownership of Delta's equity securities. Delta believes that during 2001 all reporting persons complied with their Section 16(a) filing obligations.

         EXTENT OF INCORPORATION BY REFERENCE OF MATERIALS INCLUDED IN
                      OR ACCOMPANYING THIS PROXY STATEMENT

The Audit Committee and Personnel & Compensation Committee Reports included in this proxy statement shall not be deemed to be incorporated by reference into any filing made by Delta under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent Delta incorporates such reports by specific reference.

This proxy statement is accompanied, or preceded, by Delta's Annual Report to Shareowners for the year ended December 31, 2001. The annual report, which contains audited financial statements, along with other information about Delta, is not incorporated in the proxy statement and is not to be deemed a part of the proxy soliciting material.

                                                                      APPENDIX A

                             DELTA AIR LINES, INC.
                            AUDIT COMMITTEE CHARTER

    (The Board of Directors initially adopted this Charter on April 27, 2000 and last amended it on October 25, 2001)

 I. Composition of the Audit Committee: The Audit Committee shall consist of at least three directors appointed by the Board of Directors. The composition of the Audit Committee shall comply with the independence and other applicable membership requirements of the New York Stock Exchange, Inc.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

     1. in its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures;

     2. in its oversight of the Company's financial statements and the independent audit thereof;

     3. in selecting, evaluating and, where deemed appropriate, replacing the independent auditors; and

     4.   in evaluating the independence of the independent auditors.

     The function of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors, or experts in the fields of accounting or auditing. It is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that provide information to the Audit Committee and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

     The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal audit department is responsible for evaluating the Company's internal controls. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

     The independent auditors for the Company are ultimately accountable to the Board of Directors and the Audit Committee. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

     The independent auditors shall submit to the Audit Committee annually a formal written statement delineating all relationships between the independent auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

     The independent auditors shall submit to the Company annually a formal written statement of the fees billed, or expected to be billed, for each of the following categories of services rendered by the independent auditors:
     (i) the audit of the Company's annual financial statements for the most recently completed fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports of Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recently completed fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recently completed fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet at such times as it deems appropriate, but not less than four times annually. The Audit Committee should meet separately at least annually with management, the director of the internal audit department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by conference call or similar communications equipment by which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

     1.    with respect to the independent auditor,

        (i) to provide advice to the Board of Directors in selecting, evaluating or replacing independent auditors;

        (ii) to review the fees charged by the independent auditors for audit and non-audit services;

        (iii) to ensure that the independent auditors prepare and deliver annually a Statement as to Independence (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's independent auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent auditors' independence; and

        (iv) to instruct the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and Audit Committee;

     2.   with respect to the internal audit department,

        (i) to review the performance of the internal audit department and the appointment and replacement of the director of the internal audit department; and

        (ii) to advise the director of the internal audit department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management's responses thereto and to consider any such summaries, reports or management's responses thereto;

     3. with respect to financial reporting principles and policies and internal controls and procedures,

        (i) to advise management, the internal audit department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

        (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors relating to the Company's financial statements;

        (iii) to meet with management, the director of the internal audit department and/or the independent auditors:

            -    to discuss the scope of the annual audit;

            -    to discuss the audited financial statements;

            - to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal audit department or the independent auditors, relating to the Company's financial statements;

            - to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders;

            - to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors, the internal audit department or management; and

            - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

        (iv) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

        (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

     4.   with respect to reporting and recommendations,

        (i) to prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

        (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

        (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                              RECYCLED PAPER LOGO

         [DELTA LOGO]

         PROXY


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF DELTA AIR LINES, INC.

         I hereby appoint Edward H. Budd, Gerald Grinstein and Leo F. Mullin, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Delta Air Lines, Inc. which I would be entitled to vote on all matters which may properly come before the 2002 Annual Meeting of Shareowners of Delta to be held at the Renaissance Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. 20036, on Friday, April 26, 2002 at 10:30 a.m., local time, or any adjournment of the meeting.

         THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD, AND THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD OR VOTE BY THE INTERNET OR TELEPHONE.

         I acknowledge receipt of Delta's Notice of Annual Meeting of Shareowners, dated March 25, 2002, Proxy Statement and Annual Report.

         NOMINEES FOR DIRECTOR:

         (01) James L. Broadhead, (02) Edward H. Budd, (03) George M.C. Fisher,
         (04) David R. Goode, (05) Gerald Grinstein, (06) Leo F. Mullin, (07) John F. Smith, Jr., (08) Joan E. Spero and (09) Andrew J. Young.

                                                              [See Reverse Side]
-------------------------------------------------------------------------------

              DETACH AND RETURN PROXY CARD; RETAIN ADMISSION TICKET


         Delta's 2002 Annual Meeting of Shareowners will be broadcast live (listen only) at www.delta.com/inside/investors/index.jsp. The live Webcast will begin at 10:30 a.m. ET on Friday, April 26, 2002. The replay will be available through May 26, 2002.


                                ADMISSION TICKET

         Only the shareowner(s) whose name appear(s) on this ticket, or the proxy of that shareowner, will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m., local time.

                              DELTA AIR LINES, INC.
                       2002 ANNUAL MEETING OF SHAREOWNERS
                 FRIDAY, APRIL 26, 2002, 10:30 A.M., LOCAL TIME
                         THE RENAISSANCE MAYFLOWER HOTEL
                          1127 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036

         CONDUCT OF MEETING

         In fairness to all shareowners attending the 2002 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

         1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

         2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

         3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                   Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

                                                      WITHHOLD
1. Election of               FOR ALL                  AUTHORITY          2. To ratify the               FOR     AGAINST   ABSTAIN
   Nominees for               [  ]                      [  ]                appointment of              [  ]      [  ]      [  ]
   Director.                                                                Deloitte & Touche LLP
   (see reverse)                                                            as independent
                                                                            auditors for the year
                    except as indicated below      to vote for all          ending December 31,
                                                                            2002.

For all, except vote withheld from the following nominee(s):


Delta's Board of Directors recommends a vote AGAINST Proposals 3 and 4, which were submitted by shareowners.

                                   FOR     AGAINST   ABSTAIN
3. Relating to cumulative          [  ]      [  ]      [  ]
   voting for directors.

4. Relating to executive           [  ]      [  ]      [  ]
   severance agreements.

      I PLAN TO ATTEND THE         [  ]
      ANNUAL MEETING OF
      SHAREOWNERS                  YES

           This proxy, if properly executed and delivered, will revoke all prior proxies.

           PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



SIGNATURE(S)                                                  DATE
             -----------------------------------------------       ------------

Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareowner is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person. If shares are held jointly, each joint owner should sign.

-------------------------------------------------------------------------------

    * FOLD AND DETACH HERE -- IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL *



                         VOTE BY INTERNET OR TELEPHONE
                  QUICK & EASY - 24 HOURS A DAY, 7 DAYS A WEEK

Delta encourages shareowners to take advantage of two cost-effective and convenient alternatives to vote their shares -- by Internet or telephone.

LOG ONTO THE INTERNET AND TYPE: HTTP://WWW.EPROXYVOTE.COM/DAL

- Have this proxy form ready and follow the simple instructions on the web site.

ON A TOUCH TONE PHONE, CALL TOLL-FREE 1-877-779-8683.

- Enter the control number from the box above (just below the perforation on the proxy card).

-        You will then have two options:

         OPTION 1: to vote as the Board of Directors recommends on all proposals; or

         OPTION 2: to vote on each proposal separately.

-        You will be asked to confirm your vote.

INTERNET OR TELEPHONE VOTING PROVIDES THE SAME AUTHORIZATION TO VOTE YOUR SHARES AS IF YOU MARKED, SIGNED, DATED AND RETURNED THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY CARD.

-------------------------------------------------------------------------------

         TO RECEIVE FUTURE ANNUAL MEETING MATERIALS VIA THE INTERNET, SIGN UP AT WWW.DELTA.COM/INSIDE/INVESTORS/INDEX.JSP.

-------------------------------------------------------------------------------

         DELTA FAMILY-CARE SAVINGS PLAN
         VOTING INSTRUCTION FORM

         THIS VOTING INSTRUCTION FORM IS PROVIDED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE (TRUSTEE) FOR THE DELTA FAMILY-CARE SAVINGS PLAN (SAVINGS PLAN), for the 2002 Annual Meeting of Shareowners of Delta Air Lines, Inc. (Delta) to be held at the Renaissance Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. 20036, on Friday, April 26, 2002 at 10:30 a.m., local time, or any adjournment of the meeting.

         I understand that, under the Savings Plan, I have the right to confidentially instruct the Trustee how to vote shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account. I also understand that page 3 of Delta's Proxy Statement describes how the Trustee will vote (1) such shares attributable to my Savings Plan account if the Trustee does not receive voting instructions from me on or before 5:00 p.m., ET on April 24, 2002; and (2) shares of Delta's Series B ESOP Convertible Preferred Stock that were not allocated to any participant's Savings Plan account on the February 28, 2002 record date for the annual meeting.

         Pursuant to the Savings Plan, I instruct the Trustee to vote the shares of Delta's Series B ESOP Convertible Preferred Stock and Common Stock attributable to my Savings Plan account at the annual meeting, as indicated on the reverse of this form.

         I acknowledge receipt of Delta's Notice of Annual Meeting of Shareowners, dated March 25, 2002, Proxy Statement and Annual Report.

         NOMINEES FOR DIRECTOR:

         (01) James L. Broadhead, (02) Edward H. Budd, (03) George M.C. Fisher,
         (04) David R. Goode, (05) Gerald Grinstein, (06) Leo F. Mullin, (07) John F. Smith, Jr., (08) Joan E. Spero and (09) Andrew J. Young.

                                                              [See Reverse Side]
-------------------------------------------------------------------------------

       DETACH AND RETURN VOTING INSTRUCTION FORM; RETAIN ADMISSION TICKET

-------------------------------------------------------------------------------

         Delta's 2002 Annual Meeting of Shareowners will be broadcast live (listen only) at www.delta.com/inside/investors/index.jsp. The live Webcast will begin at 10:30 a.m. ET on Friday, April 26, 2002. The replay will be available through May 26, 2002.

-------------------------------------------------------------------------------

                                ADMISSION TICKET

Only the Savings Plan participant whose name appear(s) on this ticket will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m., local time.

                              DELTA AIR LINES, INC.
                       2002 ANNUAL MEETING OF SHAREOWNERS
                 FRIDAY, APRIL 26, 2002, 10:30 A.M., LOCAL TIME
                         THE RENAISSANCE MAYFLOWER HOTEL
                          1127 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036

CONDUCT OF MEETING

In fairness to all shareowners attending the 2002 Annual Meeting of Shareowners and in the interest of an orderly and constructive meeting, the following procedures will apply:

1. Proposals will be presented in the order in which they appear in the Proxy Statement. Presentations by proponents of shareowner proposals may not exceed a total of five minutes. Questions or comments about any proposal under consideration should be limited to two minutes.

2. Questions or comments concerning any issue raised during the shareowner question and comment period should be relevant to matters of general interest to shareowners and will be limited to two minutes.

3. The use of cameras, sound recording equipment, communication devices or any other similar equipment is prohibited without Delta's prior permission.

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

            DELTA FAMILY-CARE SAVINGS PLAN VOTING INSTRUCTIONS FORM

                   Delta's Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.

                                                      WITHHOLD
1. Election of               FOR ALL                  AUTHORITY          2. To ratify the               FOR     AGAINST   ABSTAIN
   Nominees for               [  ]                      [  ]                appointment of              [  ]      [  ]      [  ]
   Director.                                                                Deloitte & Touche LLP
   (see reverse)                                                            as independent
                                                                            auditors for the year
                    except as indicated below      to vote for all          ending December 31,
                                                                            2002.

For all, except vote withheld from the following nominee(s):


Delta's Board of Directors recommends a vote AGAINST Proposals 3 and 4, which were submitted by shareowners.

                                   FOR     AGAINST   ABSTAIN
3. Relating to cumulative          [  ]      [  ]      [  ]
   voting for directors.

4. Relating to executive           [  ]      [  ]      [  ]
   severance agreements.

      I PLAN TO ATTEND THE         [  ]
      ANNUAL MEETING OF
      SHAREOWNERS                  YES

           These instructions, if properly executed and delivered, will revoke all prior instructions.

           PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION FORM IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



SIGNATURE(S)                                                  DATE
             -----------------------------------------------       ------------

Please sign EXACTLY as your name(s) appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title.

-------------------------------------------------------------------------------

                 * FOLD AND DETACH HERE -- IF YOU ARE RETURNING
                     YOUR VOTING INSTRUCTION FORM BY MAIL *



                         VOTE BY INTERNET OR TELEPHONE
                  QUICK & EASY - 24 HOURS A DAY, 7 DAYS A WEEK

Delta encourages Savings Plan participants to take advantage of two cost-effective and convenient alternatives to instruct the Trustee on how to vote their shares -- by Internet or telephone.

LOG ONTO THE INTERNET AND TYPE: HTTP://WWW.EPROXYVOTE.COM/DAL

- Have this Voting Instruction Form ready and follow the simple instructions on the web site.

ON A TOUCH TONE PHONE, CALL TOLL-FREE 1-877-779-8683.

- Enter the control number from the box above (just below the perforation on the Voting Instruction Form).

-        You will then have two options:

         OPTION 1: to vote as the Board of Directors recommends on all proposals; or

         OPTION 2: to vote on each proposal separately.

-        You will be asked to confirm your voting instructions.

Using the Internet or telephone voting instruction system has the same effect as giving the Trustee voting instructions by marking, signing, dating and returning the Voting Instruction Form. If you use the Internet or telephone voting instruction system, please do not return your Voting Instruction Form.

OTHER INSTRUCTIONS

Your voting instructions must be received by the Trustee on or before 5:00 p.m., ET on April 24, 2002. This deadline applies whether you mail the Voting Instruction Form, or use the Internet or telephone voting instruction system.

-------------------------------------------------------------------------------

         TO RECEIVE FUTURE ANNUAL MEETING MATERIALS VIA THE INTERNET, SIGN UP AT WWW.DELTA.COM/INSIDE/INVESTORS/INDEX.JSP.

-------------------------------------------------------------------------------

                                                                    [DELTA LOGO]

                                                             INTERNAL MEMORANDUM

                                                            DATE: March 25, 2002


TO:               Participants in the Delta Family-Care Savings Plan

FROM:             Leo F. Mullin, Chairman and Chief Executive Officer

SUBJECT:          DELTA'S 2002 ANNUAL MEETING OF SHAREOWNERS

As a participant in the Delta Family-Care Savings Plan (Savings Plan), you have the right to confidentially instruct Fidelity Management Trust Company, the Savings Plan trustee (Trustee), on how to vote the Delta stock attributable to your Savings Plan account at Delta's 2002 Annual Meeting of Shareowners. I strongly encourage you to exercise this right because your vote is important! Delta's Board of Directors recommends that you vote:

         - FOR the election of the 9 nominees for Director named in the proxy statement (Proposal 1);

         - FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the calendar year ending December 31, 2002 (Proposal 2); and

         - AGAINST each of the two shareowner proposals described in the proxy statement (Proposals 3 and 4).

To instruct the Trustee how to vote the Delta stock attributable to your Savings Plan account, please use the Internet or telephone voting instruction system described on the attachment to the enclosed Voting Instruction Form. Alternatively, you may complete, sign and date the Voting Instruction Form and return it in the enclosed envelope.

If you plan to attend the Annual Meeting, please indicate your intent when prompted by the Internet or telephone voting instruction system, or mark the appropriate box on the Voting Instruction Form. TO ATTEND THE MEETING, YOU WILL NEED TO PRESENT THE ENCLOSED ADMISSION TICKET. AN EMPLOYEE IDENTIFICATION CARD IS NOT SUFFICIENT PROOF OF SHARE OWNERSHIP. PLEASE CONTACT INVESTOR RELATIONS AT
(404) 715-2343 OR (866) 715-2170 TO REQUEST A REPLACEMENT ADMISSION TICKET, IF NEEDED. Delta's Annual Meeting will be broadcast live online (listen only) on April 26, 2002 at 10:30 a.m. ET at www.delta.com/inside/investors/index.jsp. A replay of the Web cast will be available through May 26, 2002.

Enclosed is a copy of Delta's Notice of Annual Meeting of Shareowners, Proxy Statement and Annual Report. If you were also a registered shareowner of Delta common stock on the record date for the Annual Meeting, your Annual Report was previously sent to you with the proxy materials for those shares rather than with this mailing. If you would like an additional copy of the Annual Report, please contact Investor Relations at (404) 715-2343 or (866) 715-2170.



                                                   /s/ Leo

                                                   Leo F. Mullin

Enclosures